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                                                                    EXHIBIT 23.2



                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Aviva Petroleum Inc.

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Historical Consolidated Financial Information" and "Experts" in the prospectus.



                              /s/   KPMG Peat Marwick LLP


Dallas, Texas
August 20, 1998